CPI AEROSTRUCTURES, INC. 10-K

EXHIBIT 3.1

CERTIFICATE OF INCORPORATION

OF

COMPOSITE PRODUCTS INTERNATIONAL, INC.

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.

The name of the Corporation is:

COMPOSITE PRODUCTS INTERNATIONAL, INC.

2.

The purpose or purposes for which the corporation is formed as follows, to wit:

To manufacture, purchase, import, or otherwise acquire, sell, rent, repair, take upon storage, exchange, export, and otherwise deal in and dispose of any or all of the following: automotive parts, motors, engines, or other machinery or parts for the generation of steam, electricity, gasoline or other forms of power now known or which may be hereafter discovered for automobiles, cars, trucks and vehicles of every kind and description.

To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

Without limiting any of the purposes or powers of the corporation it shall have the power to do any one or more or all of the things set forth, and all other things likely, directly or indirectly, to promote the interests of the corporation. In the carrying on of its business it shall have the power to do any and all things and powers which a co-partnership or a natural person could do, either as a principal, agent, representative, lessor, lessee or otherwise, either alone or in conjunction with others, and in any part of the world. In addition, it shall have and exercise all rights, powers and privileges now belonging to or conferred upon corporations organized under the Business Corporation Law.

3.

The office of the corporation is to be located in the Town of Oyster Bay, County of Nassau, State of New York.

4.

The aggregate number of shares which the corporation shall have the authority to issue is 200 shares, no par value.

5.

The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

Bertram Corin

380 North Broadway

Jericho, New York, 11753.

IN WITNESS WHEREOF, the undersigned incorporator, being at least eighteen years of age, hereby affirms that the statements are true under penalties of perjury.

Dated: January 5, 1980

/s/ Honey Izard
Honey Izard
90 South Swan Street
Albany, New York 12210

CERTIFICATE OF INCORPORATION

OF

COMPOSITE PRODUCTS INTERNATIONAL, INC.

XL XL XL XL XL XL XL XL XL XL

FILED BY:

Bertram Corin

380 North Broadway

P.O. Box 234

Jericho, New York 11753